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                   DAIMLER-BENZ VEHICLE TRUST 1996-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.



Collection Period: December 1998
Distribution Date: 1/20/99


Statement for Class A and Class B Certificateholders Pursuant to
Section 4.9 of the Pooling and Servicing Agreement                                                           Per $1,000 of  Original
                                                                                                                 Class A/Class B
                                                                                                                Certificate Amount
                                                                                                                ------------------
       (i)  Principal Distribution
              Class A Amount                                                                $13,366,597.17           $16.809352
              Class B Amount                                                                    $44,881.86            $0.662562

      (ii)  Interest Distribution
              Class A Amount                                                                   $843,513.53            $1.060772
              Class B Amount                                                                    $71,856.55            $1.060772

     (iii)  Monthly Servicing Fee                                                              $156,473.52            $0.181329
              Monthly Supplemental Servicing Fee                                                     $0.00            $0.000000
              Class A Percentage of the Servicing Fee                                          $144,190.35            $0.181329
              Class A Percentage of the Supplemental Servicing Fee                                   $0.00            $0.000000
              Class B Percentage of the Servicing Fee                                           $12,283.17            $0.181329
              Class B Percentage of the Supplemental Servicing Fee                                   $0.00

     (iv)   Class A Principal Balance (end of Collection Period)                           $159,661,818.29
            Class A Pool Factor (end of Collection Period)                                       20.078496%
            Class B Principal Balance (end of Collection Period)                            $13,601,142.42
            Class B Pool Factor (end of Collection Period)                                       20.078496%

       (v)  Pool Balance (end of Collection Period)                                        $173,262,960.71

      (vi)  Class A Interest Carryover Shortfall                                                     $0.00
            Class A Principal Carryover Shortfall                                                    $0.00
            Class B Interest Carryover Shortfall                                                     $0.00
            Class B Principal Carryover Shortfall                                           ($2,154,651.06)

     (vii)  Amount Otherwise Distributable to the Seller that is Distributed to
            Either the Class A or Class B Certificateholders                                         $0.00            $0.000000


    (viii)  Balance of the Reserve Fund Property (end of Collection Period)
              Class A Amount                                                                $27,721,276.49
              Class B Amount                                                                         $0.00

      (ix)  Aggregate Purchase Amount of Receivables repurchased by the
            Seller or the Servicer                                                                   $0.00


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